UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2023

HECLA MINING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8491	77-0664171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of principal executive offices) (Zip Code)

(208) 769-4100

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On April 5, 2023, Hecla Mining Company (the “Company” or “Hecla”) entered into an Arrangement Agreement (the “Agreement”) with ATAC Resources Ltd. (“ATAC”). Under the terms of the Agreement, a subsidiary of Hecla will acquire all of the issued and outstanding shares of ATAC, and ATAC’s shareholders will receive 0.0166 of a share of Hecla common stock per ATAC share (3,693,516 Hecla shares in the aggregate), representing total consideration with a value of approximately $23 million. Hecla also agreed to issue 385,195 warrants to purchase a share of Hecla common stock at an average price of $8.10 per share in exchange for outstanding warrants to purchase ATAC common shares.

The Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Agreement has been incorporated by reference herein to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Agreements contain representations and warranties the Company and ATAC made. The assertions embodied in the ATAC representations and warranties are qualified by information in a confidential disclosure letter that ATAC has exchanged in connection with signing the ATAC Agreement. While the company does not believe that it contains information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure letter does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts since they are modified in important part by the disclosure letter. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the ATAC agreement, which subsequent information many or may not be fully reflected in public disclosures.

The information disclosed under Item 8.01 is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

The description of the consideration to be received by ATAC shareholders set forth in Item 1.01 above is incorporated herein by reference. The Hecla securities to be issued under the ATAC Agreement will be issued pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933.

Item 8.01 – Other Events

On April 6, 2023, the Company issued a news release regarding the ATAC transaction. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Arrangement Agreement dated as of April 5, 2023, by and among Hecla Mining Company, Alexco Resources Corp. and ATAC Resources Ltd. * **

99.1	News Release dated April 6, 2023. **

104	Cover Page Interactive Data File (embedded within the Inline XBRL document) formatted as inline XBRL).

*	The Disclosure Letter referenced in the Agreement is omitted, but Hecla agrees to furnish supplementally a copy of the Disclosure filed herewith.
**	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By	/s/ David C. Sienko
David C. Sienko
Vice President and General Counsel

Dated: April 6, 2023

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